UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Pressure BioSciences, Inc.

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Pressure BioSciences, Inc.
14 Norfolk Avenue
South Easton, MA 02375
(508) 230-1828 (T)
(508) 230-1829 (F)
www.pressurebiosciences.com

May 14, 2010

Dear Stockholder:

You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (the “Company”) to be held on Friday, June 25, 2010 at 2:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375.

Detailed information about the Meeting and the proposals to be acted upon is included in the accompanying notice of Meeting and proxy statement. The Company’s 2009 Annual Report to Stockholders also accompanies this letter.

Whether or not you plan to attend the Meeting, you can ensure your shares of the Company’s common stock are voted at the Meeting by submitting your instructions in writing by returning the enclosed proxy card. If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

The Company is taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders on the Internet. The Company believes this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of the Meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Please note that this year the rules regarding how brokers may vote shares held in “street name” have changed. If your shares are held in street name, in addition to other non-routine matters, brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Proposals 1 and 2 presented in this Proxy Statement are considered non-routine matters. If your shares are held in street name, it is important that you provide instructions to your broker regarding the voting of your shares.

Sincerely,

R. Wayne Fritzsche

Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 25, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting in Lieu of the Annual Meeting of Stockholders to be Held on June 25, 2010.
The Proxy Statement and 2009 Annual Report are available at http://www.pressurebiosciences.com/investors.html

NOTICE is hereby given that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on Friday, June 25, 2010, at 2:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect two Class II Directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To consider and vote upon a proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 1,500,000 to 1,800,000, an increase of 300,000.

3.	To consider and vote upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed the close of business on May 7, 2010 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

Richard T. Schumacher
Clerk

South Easton, Massachusetts

May 14, 2010

IMPORTANT

Whether or not you intend to attend the Meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the Meeting by submitting your instructions in writing by completing, signing, dating, and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope.

This notice, proxy statement and form of proxy card are being first mailed to stockholders of the Company on or about May 14, 2010.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2010

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on Friday, June 25, 2010 at 2:00 PM and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth herein and in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of Stockholders. In this proxy statement we refer to Pressure BioSciences, Inc. as “PBI,” “the Company,” “we,” or “us.”

The enclosed proxy relating to the Meeting is solicited on behalf of the Company’s Board of Directors (the “Board of Directors”) and the cost of such solicitation will be borne by the Company. Certain of the Company’s officers and regular employees may solicit proxies by correspondence, telephone, or in person, without extra compensation. We will also pay to banks, brokers, nominees, and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be sent or given to stockholders on or about May 14, 2010.

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders. Stockholders receiving the notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Voting Securities and Record Date

Stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on May 7, 2010, the record date for the Meeting, will be entitled to receive notice of, and to vote at, the Meeting. As of April 28, 2010, there were issued and outstanding 2,406,311 shares of Common Stock, all of which are entitled to vote. Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted. In addition, as of April 28, 2010, there were issued and outstanding 275,695 shares of Series A Convertible Preferred Stock, par value $0.01 per share and 88,711 shares of Series B Convertible Preferred Stock, par value $0.01 per share, none of which are entitled to vote at the Meeting.

Quorum

A quorum, consisting of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting. Votes of stockholders of record present at the Meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the Meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker, bank, or representative (“broker or representative”) does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the Meeting can only be voted if the stockholder of record of such shares is present at the Meeting, returns a signed proxy card. Shares represented by valid proxy will be voted in accordance with your instructions.

A stockholder of record who votes his or her shares by returning a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the Meeting by written notice to the Clerk of the Company received prior to the Meeting, by executing and returning a later dated proxy card prior to the Meeting, or by voting by ballot at the Meeting.

Beneficial Stockholders

If you hold your shares through a broker or representative, you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. Shares represented by proxy will be voted in accordance with your specific instructions. If you sign and return your proxy card without indicating specific instructions, your shares will be voted FOR the election of nominees as Class II directors as described herein under “Proposal No. 1 – Election of Directors” and the amendment to the Company’s 2005 Equity Incentive Plan described herein “Proposal No. 2 – Amendment to the Pressure BioSciences, Inc. 2005 Equity Incentive Plan”. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority. The election of directors in Proposal No. 1 and the approval of the amendment to the Company’s 2005 Equity Incentive Plan in Proposal No. 2 are considered “non-routine” matters and your broker or representative does not have discretionary voting authority with respect to those matters. Therefore, the shares that do not receive voting instructions will be treated as “broker non-votes.”

Required Vote

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominees as Class II Directors of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment to the Company’s 2005 Equity Incentive Plan. Abstentions and broker non-votes are included in the number of shares present or represented for purposes of a quorum, but are not considered as shares voting or votes cast with respect to any matter presented at the Meeting. As a result, abstentions and broker non-votes will not have any effect on the proposals to elect directors and to amend the Company’s 2005 Equity Incentive Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, two Class II Directors are to be elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successors has been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated J. Donald Payne and Alan D. Rosenson for election as Class II Directors. Mr. Payne and Mr. Rosenson are currently directors of the Company and have not been nominated pursuant to any arrangement or understanding with any person.

The Company’s Restated Articles of Organization, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire are identified as being in the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The term of office of Messrs. Payne and Rosenson, the Company’s Class II Directors, expires at the Meeting. The terms of office of the Class I Directors and Class III Director, comprised of Calvin A. Saravis, R. Wayne Fritzsche, and Richard T. Schumacher, continue after the Meeting.

At the Meeting, it is the intention of the persons named as proxies to vote for the election of Messrs. Payne and Rosenson as Class II Directors. In the unanticipated event that either or both Mr. Payne and/or Mr. Rosenson should be unable to serve, the persons named as proxies will vote the proxy for such substitute(s), if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

Vote Required to Elect the Nominees as Director

The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of J. Donald Payne and Alan D. Rosenson as Class II Directors of the Company.

The Board of Directors recommends that stockholders vote FOR the election of J. Donald Payne and Alan D. Rosenson as Class II Directors of the Company.

Information on Nominees and Other Directors

The following table sets forth certain information as of the date of this proxy statement about the nominee and each of the directors whose term extends beyond the Meeting, including the year in which each nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class
R. Wayne Fritzsche (1)	61	Chairman of the Board	2003	2012 Class I
Calvin A. Saravis, Ph.D. (2)	80	Director	1986	2012 Class I
J. Donald Payne* (3)	54	Director	2003	2013 Class II
Alan D. Rosenson* (3)	45	Director	2009	2013 Class II
Richard T. Schumacher	59	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2011 Class III

*Nominees for Class II Director.
(1) Member of the Compensation Committee and Nominating Committee
(2) Member of the Audit Committee, Compensation Committee, Nominating Committee, and Chairman of the Scientific Advisory Board
(3) Member of the Audit Committee, Compensation Committee, and Nominating Committee

In selecting members for our Board of Directors, we consider each individual’s unique and diversified background and expertise. We believe that selecting a Board with a wide range of talents and skills provides a functional diversity that allows our Board to provide strong leadership. The following noteworthy experience, qualifications, attributes and skills for each Board member, together with the biographical information for each nominee described below, led to our conclusion that the person should serve as a director of PBI in light of our business and structure:

Mr. R. Wayne Fritzsche, the Chairman of our Board, provides substantial experience and skills in financial, management and operational matters. Mr. Fritzsche is the founder and current president of Fritzsche & Associates, Inc., a consulting firm that provides strategic, financial, and scientific consulting to medical companies in the life sciences and healthcare industries. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc.

Mr. Richard T. Schumacher, the Company’s founder, provides valuable operational, sales and management expertise and experience and has significant knowledge of the Company’s technology and products. Prior to founding the company, Mr. Schumacher spent over 16 years working in the clinical research setting. In the more than 30 years since the Company’s formation, Mr. Schumacher has served the Company in various roles, including President, Chief Executive Officer and Chairman.

Dr. Calvin Saravis provides substantial expertise and experience in the science and technology of the Company’s products. Dr. Saravis has over 20 years of experience as a professor and researcher at various educational institutions and has served on the Company’s Scientific Advisory Board since 2003.

Mr. J. Donald Payne and Mr. Alan D. Rosenson each provide a wealth of knowledge and experience in financial, accounting and administrative matters. Mr. Payne is currently the President of Nanospectra Biosciences, Inc., a privately-held medical device company developing products for cancer since 2001 and has nearly 20 years of experience managing public and private life science companies. He is also Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

Mr. Rosenson is the founder of ALJAR Investments, Inc, an investment management firm, and has over 20 years of experience providing consulting services to high-level executives and business owners through his company Consulting Innovations, Inc.

Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003. Mr. Fritzsche has served as a member of the Company’s Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm that provides strategic, financial, and scientific consulting to medical companies in the life sciences and healthcare industries, and has served as its President since 1991. He was a founder in The Immune Response Company (IMNR) along with Dr. Jonas Salk. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. From 2001 until 2004, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis and cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal, macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company, from 2000 to 2002. Mr. Fritzsche is a founder of Transplan, Inc., an organ transplant device company whose primary focus is in heart transport. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company’s Scientific Advisory Board since 2003. From 1984 to 1998 he was an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and Chief, Division of Immunology, Department of Surgery, Harvard Medical School, Boston City Hospital; and from 1983 to 1999, he was an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997 he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

Mr. J. Donald Payne has served as a director of the Company since December 30, 2003. Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., a privately-held medical device company developing products for cancer since 2001. Prior to that, Mr. Payne held various executive positions in finance and administration of public and private life science companies since 1992, served as a financial executive in the energy industry from 1980 through 1990, and was in public accounting from 1976 to 1980. Mr. Payne received an MBA from Rice University in 1992 and a BBA from Texas A&M University in 1976. He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

Mr. Alan D. Rosenson has served as a director of the Company since September 15, 2009. Mr. Rosenson currently serves as President of ALJAR Investments, Inc, an investment firm which he founded in 1994 and through which he manages stock and bond portfolios for private clients. In 1987, Mr. Rosenson founded Consulting Innovations, Inc., an information systems firm, that currently provides consulting services and technology training to high-level executives and business owners. Mr. Rosenson has been a volunteer for various charities from 1990 to the present. Mr. Rosenson earned his B.A. degree from Indiana University with honors, and his MBA degree from Washington University in St. Louis.

Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as the Company’s Chief Executive Officer since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 14, 2004 he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Corporate Governance

Board of Directors and Committee Meetings; Annual Meeting Attendance. The Board of Directors held twelve (12) meetings during the year ended December 31, 2009. Each director attended at least 75% of all meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of Stockholders. All five (5) Company directors were in attendance at the Company’s 2009 Special Meeting in Lieu of the Annual Meeting of Stockholders.

Board Independence. The Board of Directors has reviewed the qualifications of each of Messrs. Fritzsche, Payne, Rosenson and Dr. Saravis, constituting more than a majority of the Company’s directors, and has affirmatively determined that each individual is “independent” as such term is defined under the current listing standards of the NASDAQ Stock Market. The Board of Directors has determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder Communications. Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. The Clerk will forward these communications directly to the director(s).

Code of Ethics. Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. A copy of the code of ethics is posted on, and may be obtained free of charge from the Company’s website at www.pressurebiosciences.com. If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a Current Report on Form 8-K.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board participates in decisions that have a potential major economic impact on the Company and its stockholders. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors is led by its Chairman, Mr. Fritzsche. Each of our Audit, Nominating and Corporate Governance and Compensation Committees provide oversight and assess risk in their respective areas. In addition, the Board and each committee have an active role in overseeing management of our Company’s risk. The Board regularly reviews information regarding our operations, credit, and liquidity, as well as the risks associated with each.

Board Committees

Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee.

Messrs. Payne and Rosenson and Dr. Saravis are currently the members of the Audit Committee.

The Board of Directors has determined that Mr. Payne qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions, and internal controls, and (ii) the qualifications, independence, appointment, retention, compensation, and performance of the Company’s independent public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters. The Audit Committee held six (6) meetings during fiscal 2009.

Compensation Committee.

General

Messrs. Fritzsche, Payne, and Rosenson and Dr. Saravis are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The primary functions of the Compensation Committee include (i) reviewing and approving our executive compensation, (ii) reviewing the recommendations of the President and Chief Executive Officer regarding the compensation of our executive officers, (iii) evaluating the performance of the Chief Executive Officer, (iv) overseeing the administration and approval of grants of stock options and other equity awards under our equity incentive plans, and (v) recommending compensation for our Board of Directors and each committee thereof for review and approval by the Board of Directors. The Compensation Committee held one (1) meeting during fiscal 2009.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

Compensation Objectives

In light of the early stage of commercialization of our products, we recognize the importance of attracting and retaining key employees with sufficient experience, skills, and qualifications in areas vital to our success, such as operations, finance, sales and marketing, research and development, engineering, and individuals who are committed to our short- and long-term goals. The Compensation Committee has designed our executive compensation programs with the intent of attracting, motivating, and retaining experienced executives and rewarding them for their contributions by offering them a competitive base salary, potential for annual cash incentive bonuses, and long-term equity-based incentives, typically in the form of stock options. The Compensation Committee strives to balance the need to retain key employees with financial prudence given our history of operating losses and the early stage of our commercialization.

Executive Officers and Director Compensation Process

The Compensation Committee considers and determines executive compensation according to an annual and semi-annual objective setting and measurement cycle. Specifically, corporate goals for the year are initially developed by our executive officers and are then presented to the Board of Directors and Compensation Committee for review and approval. Individual goals are intended to focus on contributions that facilitate the achievement of the corporate goals. Individual goals are first proposed by each executive officer, other than the President and Chief Executive Officer, then discussed by the entire senior executive management team and ultimately compiled and prepared for submission to the Board of Directors and the Compensation Committee, by the President and Chief Executive Officer. The Compensation Committee sets and approves the goals for the President and Chief Executive Officer. Generally, corporate and individual goals are set during the first quarter of each calendar year. The objective setting process is coordinated with our annual financial planning and budgeting process so our Board of Directors and Compensation Committee can consider overall corporate and individual objectives in the context of budget constraints and cost control considerations. Annual salary increases, bonuses, and equity awards, such as stock option grants, if any, are tied to the achievement of these corporate and individual performance goals as well as our financial position and prospects.

Under the annual performance review program, the Compensation Committee evaluates individual performance against the goals for the recently completed year. The Compensation Committee’s evaluation generally occurs in the first quarter of the following year. The evaluation of each executive (other than the President and Chief Executive Officer) begins with a written self-assessment submitted by the executive to the President and Chief Executive Officer. The President and Chief Executive Officer then prepares a written evaluation based on the executive’s self-assessment, the President and Chief Executive Officer’s evaluation, and input from others within the Company. This process leads to a recommendation by the President and Chief Executive Officer for a salary increase, bonus, and equity award, if any, which is then considered by the Compensation Committee. In the case of the President and Chief Executive Officer, the Compensation Committee conducts his performance evaluation and determines his compensation, including salary increase, bonus, and equity awards, if any. We generally expect, but are not required, to implement salary increases, bonuses, and equity awards, for all executive officers, if and to the extent granted, by April 1 of each year.

Non-employee director compensation is set by our Board of Directors upon the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should be fair relative to the required services for directors of comparable companies in our industry and at our company’s stage of development; compensation should align directors’ interests with the long-term interest of stockholders; the structure of the compensation should be simple, transparent, and easy for stockholders to understand; and compensation should be consistent with the financial resources, prospects, and competitive outlook for the Company.

In evaluating executive officer and director compensation, the Compensation Committee considers the practices of companies of similar size, geographic location, and market focus. In order to develop reasonable benchmark data the Compensation Committee has referred to publicly available sources such as Salary.com and the BioWorld Survey. While the Compensation Committee does not believe benchmarking is appropriate as a stand-alone tool for setting compensation due to the unique aspects of our business objectives and current stage of development, the Compensation Committee generally believes that gathering this compensation information is an important part of its compensation-related decision making process.

The Compensation Committee has the authority to hire and fire advisors and compensation consultants as needed and approve their fees. No advisors or compensation consultants were hired or fired in fiscal 2009.

The Compensation Committee is also authorized to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate. The Compensation Committee did not delegate any of its responsibilities in fiscal 2009.

Nominating Committee.

Messrs. Fritzsche, Payne, Rosenson and Dr. Saravis are currently the members of the Company’s Nominating Committee. The Nominating Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com. The Nominating Committee held one (1) meeting during fiscal year 2009.

The primary functions of the Nominating Committee are to (i) identify, review, and evaluate candidates to serve as directors of the Company, (ii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board of Directors, and (iii) serve as a focal point for communication between such candidates, the Board of Directors, and management.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. These criteria include whether the candidate assists in achieving a mix of Board members that represents diversity of background and professional experience, including with respect to ethnic background, age and gender. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2011 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2009 with management of the Company. The Audit Committee also discussed with UHY LLP (“UHY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. The Audit Committee has also received and reviewed the required written disclosures and a confirming letter from UHY required by applicable requirements of the Public Accounting Oversight Board regarding UHY’s independence, and has discussed the matter with UHY.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee:

J. Donald Payne
Alan D. Rosenson
Calvin A. Saravis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Marcum LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. UHY, who has served as the Company’s independent registered public accounting firm since September 14, 2006, merged with Marcum LLP effective April 16, 2010. A representative of Marcum LLP (“Marcum”) will be available during the Meeting to make a statement if such representative desires to do so and to respond to questions.

Change in Independent Registered Public Accounting Firm

Effective April 16, 2010, UHY, the Company’s independent registered public accounting firm, informed the Company that its New England practice was acquired by Marcum. UHY has further informed the Company that, as a result of this transaction UHY will no longer have staff in New England and, as a result, it resigned as the Company’s independent registered public accounting firm effective April 19, 2010.

UHY audited the Company’s financial statements for the fiscal year ended December 31, 2009 and 2008. The audit reports of UHY of the Company’s financial statements for those years did not contain an adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and subsequently to April 19, 2010, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its audit report on our fiscal year 2010 financial statements. There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) since the appointment of UHY through April 19, 2010.

Effective as of April 19, 2010, the Company’s Audit Committee engaged Marcum as its new independent registered public accounting firm to audit the Company’s financial statements for the Company’s fiscal year ending December 31, 2010. The Audit Committee has engaged Marcum following Marcum’s acquisition of UHY’s New England practice. Prior to the appointment of Marcum, the Company had not consulted with Marcum with respect to: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

Independent Registered Public Accounting Fees

The following is a summary of the fees billed to the Company by UHY, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2009 and December 31, 2008, respectively:

	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$113,315	$113,349
Audit-Related Fees	10,243	9,310
Tax and Other Fees	-	-
	$123,558	$122,659

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Fees billed by UHY for 2008 were fees associated with a consent delivered in connection with the Company’s Registration Statement on Form S-8.

There were no other fees for services rendered by UHY other than those described above.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of April 28, 2010 concerning the beneficial ownership of Common Stock for: (i) each director and director nominee, (ii) each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, (iii) all executive officers and directors as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock.

Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and is calculated based on 2,406,311 shares of our Common Stock issued and outstanding as of April 28, 2010. Shares of Common Stock subject to options, warrants, or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 28, 2010, are deemed outstanding for computing the percentage of the person holding the option, warrant, or convertible security but are not deemed outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

	Number of
	Shares of
	Common Stock
	Beneficially	Percent of
Name	Owned (1)	Class

Richard T. Schumacher (2)*	625,415	22.2%
130 Lake Ridge Drive
Taunton, MA 02780
R. Wayne Fritzsche *	154,535	6.07%
1311 Trail Glen Lane
Lutz, FL 33549
Calvin A. Saravis, Ph.D	125,000	4.94%
Edmund Y. Ting, Ph.D	106,270	4.23%
Nathan P. Lawrence, Ph.D	105,630	4.22%
Alexander V. Lazarev, Ph.D	86,820	3.48%
Matthew B. Potter	51,371	2.09%
J. Donald Payne	125,500	4.97%
Alan D. Rosenson	110,829	4.45%
All Executive Officers and Directors as a Group (nine persons) (1)	1,491,370	41.19%

*                   Address provided for beneficial owners of more than 5% of the Common Stock.

(1) Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 28, 2010; Mr. Schumacher – 355,002; Mr. Fritzsche – 138,000; Dr. Saravis – 125,000; Dr. Ting – 92,001; Dr. Lawrence – 86,668; Dr. Lazarev – 76,668; Mr. Potter – 48,333; Mr. Payne – 88,000; Mr. Rosenson – 15,000; and all directors and executive officers as a group – 1,024,672.

Includes the following shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock convertible within 60 days after April 28, 2010 (subject to “blocker” provisions as described herein): Mr. Schumacher – 33,900; Mr. Fritzsche – 0; Dr. Saravis – 0; Dr. Ting – 6,820; Dr. Lawrence – 6,730; Dr. Lazarev – 5,610; Mr. Potter – 1,680; Mr. Payne – 16,230; Mr. Rosenson – 67,850; and all directors and executive officers as a group – 138,820. Each share of Preferred Stock is convertible into 10 shares of Common Stock. The terms of the Preferred Stock contain a limitation on conversion which prevents the holder from converting shares of Preferred Stock into shares of Common Stock if, after giving effect to the conversion, the holder would beneficially own more than 4.99% of the outstanding shares of Common Stock. The holder may elect to increase this limitation to 9.99%, 14.99% or 19.99%, upon not less than 61 days prior written notice to the Company. With respect to Mr. Schumacher, because he currently beneficially owns more than 19.99% of the outstanding shares of Common Stock, the conversion limitation no longer applies to him. Excludes the following shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock convertible within 60 days after April 28, 2010 because such conversion is subject to “blocker” provisions as described above: Mr. Fritzsche – 290,930. Each holder disclaims beneficial ownership of such securities except to the extent of the holder’s pecuniary interest in such securities.

Includes the following shares of Common Stock issuable upon exercise of warrants exercisable within 60 days after April 28, 2010 (subject to “blocker” provisions as described herein): Mr. Schumacher – 21,740; Mr. Fritzsche – 0; Dr. Saravis – 0; Dr. Ting – 5,220; Dr. Lawrence – 5,220; Dr. Lazarev – 4,350; Mr. Potter – 1,300; Mr. Payne – 13,050; and all directors and executive officers as a group – 50,880. Certain common stock warrants contain a limitation on exercise which prevents the holder from exercising such warrants if, after giving effect to the exercise, the holder would beneficially own more than 4.99% of the outstanding shares of Common Stock. The holder may elect to increase this limitation to 9.99%, 14.99% or 19.99%, upon not less than 61 days prior written notice to the Company. With respect to Mr. Schumacher, because he currently beneficially owns more than 19.99% of the outstanding shares of Common Stock, the conversion limitation no longer applies to him. Excludes the following shares of Common Stock issuable upon exercise of warrants exercisable within 60 days after April 28, 2010 because such exercise is subject to “blocker” provisions as described above: Mr. Fritzsche – 219,310. Each holder disclaims beneficial ownership of such securities except to the extent of the holder’s pecuniary interest in such securities.

(2) Does not include 20,162 shares of Common Stock held by Mr. Schumacher’s minor son as his wife exercises all voting and investment control over such shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth the total compensation paid or earned for the fiscal years ended December 31, 2008 and 2009 for: (i) each individual serving as the Company’s Chief Executive Officer (“CEO”) or acting in a similar capacity during any part of fiscal 2009; and (ii) the other four most highly paid executive officers (collectively, the “Named Executive Officers”) who were serving as executive officers at the end of fiscal 2009.

			Option	All other
Name and Principal Position	Fiscal Year	Salary (1)	Awards (2)	Compensation (3)	Total

Richard T. Schumacher	2009	$279,594	$88,517	$18,720	$386,831
President & Chief Executive Officer	2008	283,668	107,863	10,329	401,860

Edmund Ting, Ph.D	2009	194,940	55,375	1,319	251,634
Senior Vice President of Engineering	2008	191,958	52,036	1,211	245,205

Nathan P. Lawrence, Ph.D	2009	148,770	17,717	22,017	188,504
Vice President of Marketing	2008	146,495	32,703	1,627	180,825

Alexander V. Lazarev, Ph.D	2009	143,765	40,131	6,119	190,015
Vice President of Research & Development	2008	141,443	43,472	4,627	189,542

Matthew B. Potter	2009	162,779	35,522	1,791	200,092
Vice President of Sales	2008	131,679	22,668	1,627	155,974

(1) Salary refers to base salary compensation paid through the Company’s normal payroll process. No bonus was paid to any Named Executive Officer for 2008 or 2009.

(2) Amounts shown do not reflect compensation received by the Named Executive Officers. Instead, the amounts shown are the compensation costs recognized by the Company in each of the fiscal years presented for option awards as determined pursuant to FASB ASC 718, Compensation-Stock Compensation. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for the relevant assumptions used to determine the valuation of stock option grants. Based on the assumptions outlined in the Notes to the Company’s Consolidated Financial Statements the value of stock options awarded to executives and other employees during 2008 and 2009 was between $.77 and $4.89 per option.

(3) “All Other Compensation” includes the Company’s match to the executives’ 401(k) contribution and premiums paid on life insurance for the executive. Both of these benefits are available to all employees of the Company. In the case of Mr. Schumacher, “All Other Compensation” also includes $7,980 in premiums paid by the Company for a life insurance policy to which Mr. Schumacher’s wife is the beneficiary. Mr. Schumacher’s compensation for 2009 includes $10,576 paid to his spouse, a part-time employee of the Company. Dr. Lawrence’s compensation for 2009 includes $20,365 paid to his spouse, a part-time employee of the Company. Included in “All Other Compensation” for Dr. Lazarev, $4,625 was paid to Dr. Lazarev for not participating in the medical benefit plan offered by the Company.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth certain information regarding outstanding stock options awards for each of the Named Executive Officers as of December 31, 2009.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying		Option	Option
	Unexercised Options	Unexercised Options		Exercise	Expiration
Name	# Exercisable	# Unexercisable (1)		Price ($)	Date

Richard T. Schumacher	40,000	0		$2.60	5/2/2011
President & Chief Executive Officer	60,000	0		$3.08	2/11/2012
	30,000	0		$2.70	12/2/2012
	75,000	0		$2.92	6/17/2015
	30,000	0		$3.86	3/30/2016
	46,667	23,333	(2)	$3.51	2/12/2017
	25,004	49,996	(2)	$0.77	3/12/2019

Edmund Y. Ting, Ph.D	60,000	0		$3.87	4/24/2016
Senior Vice President of Engineering	4,000	8,000	(3)	$2.75	9/25/2018
	14,002	27,998	(3)	$0.77	3/12/2019

Nathan P. Lawrence, Ph.D	50,000	0		$3.34	8/5/2015
Vice President of Marketing	10,000	0		$3.88	3/2/2016
	3,334	6,666	(4)	$2.75	9/25/2018
	11,668	23,332	(4)	$0.77	3/12/2019

Alexander V. Lazarev, Ph.D	50,000	0		$3.88	3/2/2016
Vice President of Research & Development	3,334	6,666	(5)	$2.75	9/25/2018
	11,668	23,332	(5)	$0.77	3/12/2019

Matthew B. Potter	11,666	23,334	(6)	$4.18	2/25/2018
Vice President of Sales	1,666	3,334	(6)	$2.75	9/25/2018
	11,668	23,332	(6)	$0.77	3/12/2019

(1) All unvested stock options listed in this column were granted to the Named Executive Officer pursuant to the Company’s 2005 Equity Incentive Plan. All of such stock options vest ratably over three years except the stock options granted on March 12, 2009 of which one-third vest immediately and two-thirds vest over two years. All options expire ten years after the date of grant. Unvested stock options become fully vested and exercisable upon a change of control of the Company.

(2) Options to purchase 70,000 shares of Common Stock were granted to Mr. Schumacher on February 12, 2007, of which 23,334 shares became vested on February 12, 2008 and an additional 23,333 shares became vested on February 12, 2009. Options to purchase 75,000 shares of Common Stock were granted to Mr. Schumacher on March 12, 2009, of which 25,004 shares became immediately vested on March 12, 2009.

(3) Options to purchase 12,000 shares of Common Stock were granted to Dr. Ting on September 25, 2008, of which 4,000 shares became vested on September 25, 2009. Options to purchase 42,000 shares of Common Stock were granted to Dr. Ting on March 12, 2009, of which 14,002 shares became immediately vested on March 12, 2009.

(4) Options to purchase 10,000 shares of Common Stock were granted to Dr. Lawrence on September 25, 2008, of which 3,334 shares became vested on September 25, 2009. Options to purchase 35,000 shares of Common Stock were granted to Dr. Lawrence on March 12, 2009, of which 11,668 shares became immediately vested on March 12, 2009.

(5) Options to purchase 10,000 shares of Common Stock were granted to Dr. Lazarev on September 25, 2008, of which 3,334 shares became vested on September 25, 2009. Options to purchase 35,000 shares of Common Stock were granted to Dr. Lazarev on March 12, 2009, of which 11,668 shares became immediately vested on March 12, 2009.

(6) Options to purchase 5,000 shares of Common Stock were granted to Mr. Potter on September 25, 2008, of which 1,666 shares became vested on September 25, 2009. Options to purchase 35,000 shares of Common Stock were granted to Mr. Potter on March 12, 2009, of which 11,668 shares became immediately vested on March 12, 2009.

Retirement Plan

All employees, including the Named Executive Officers, may participate in the Company’s 401(k) Plan. Under the 401(k) Plan, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. The 401(k) Plan does not permit an investment in the Company’s Common Stock. The Company matches employee contributions up to 50% of the first 2% of the employee’s contribution. The Company’s contribution is 100% vested immediately.

Severance Arrangements

Each of Mr. Schumacher, Dr. Ting, Dr. Lazarev, Dr. Lawrence, and Mr. Potter, the Company’s executive officers, is entitled to receive a severance payment if terminated by the Company without cause. The severance benefits would include a payment in an amount equal to one year of such executive officer’s annualized base salary compensation plus accrued paid time off. Additionally, the officer will be entitled to receive medical and dental insurance coverage for one year following the date of termination.

Change-in-Control Arrangements

Each of the Company’s executive officers, other than Mr. Schumacher, is entitled to receive a change of control payment in an amount equal to one year of such executive officer’s annualized base salary compensation, accrued paid time off, and medical and dental coverage, in the event of a change of control of the Company. In the case of Mr. Schumacher, this payment is equal to two years of annualized base salary compensation, accrued paid time off, and two years of medical and dental coverage.

Pursuant to the Company’s 2005 Equity Incentive Plan, any unvested stock options held by a Named Executive Officer will become fully vested upon a change in control (as defined in the 2005 Equity Incentive Plan) of the Company.

Director Compensation

The following table sets forth certain information regarding compensation earned or paid to the Company’s directors during fiscal 2009.

	Fees Earned or
Name	Paid in Cash (1)	Option Awards (2)	Total
R. Wayne Fritzsche	$10,000	$8,561	$18,561
Calvin A. Saravis, Ph.D	10,000	8,561	18,561
J. Donald Payne	10,000	8,561	18,561
Alan D. Rosenson	2,500	18,585	21,085

The Company’s non-employee directors receive the following compensation for service as a director of the Company:

(1) A quarterly stipend of $2,500 for attending meetings of the full Board of Directors (whether telephonic or in-person) and attending committee meetings, was earned by each member in 2009. However, the Board of Directors elected to defer the payment of these fees until certain financial performance is achieved. There is no limit to the number of meetings of the Board of Directors or committees that may be called.

(2) Amounts shown do not reflect compensation received by the directors. Instead, the amounts shown are the compensation costs recognized by the Company in each of the fiscal years presented for option awards as determined pursuant to FASB ASC 718, Compensation-Stock Compensation. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for the relevant assumptions used to determine the valuation of stock option grants. As of December 31, 2009, the aggregate number of outstanding options to purchase shares of Common Stock held by each of Messrs. Fritzsche, Payne and Rosenson and Dr. Saravis were 138,000, 88,000, 25,000 and 125,000, respectively.

PROPOSAL NO. 2
AMENDMENT TO THE PRESSURE BIOSCIENCES, INC.
2005 EQUITY INCENTIVE PLAN

Description of Proposed Amendment.

On Monday, April 19, 2010, the Board of Directors approved, subject to stockholder approval, an amendment to the Pressure BioSciences, Inc. 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”), to increase the number of shares reserved for issuance under the 2005 Equity Incentive Plan from 1,500,000 to 1,800,000 shares, an increase of 300,000 shares. As of April 28, 2010, there were 174,500 shares remaining available for issuance under the 2005 Equity Incentive Plan.

If the amendment is approved by the stockholders, the first sentence of Section 3(a) of the 2005 Equity Incentive Plan would be amended and restated as follows:

“Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 1,800,000.”

Description of the 2005 Equity Incentive Plan

The following is a summary of the material features of the 2005 Equity Incentive Plan.

Purpose and Eligibility. The purpose of the 2005 Equity Incentive Plan is to award stock options, stock issuances and other equity interests in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries and to any other persons the Board of Directors determines to have made or is expected to make contributions to the Company. There are currently seventeen (17) persons (consisting of employees, officers and directors) eligible to receive Awards under the 2005 Equity Incentive Plan.

Administration. The 2005 Equity Incentive Plan is currently administered by the Compensation Committee of the Board of Directors or, to the extent permitted by applicable law, by one or more executive officers of the Company designated by the Board of Directors (such committee and designee(s) together with the Board of Directors are hereinafter referred to as the “Committee”) as permitted under the 2005 Equity Incentive Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2005 Equity Incentive Plan, and to interpret, construe and determine the terms and provisions of the 2005 Equity Incentive Plan and any Award.

Shares Subject to the 2005 Equity Incentive Plan. A maximum of 1,500,000 shares of Common Stock of the Company are available for issuance under the 2005 Equity Incentive Plan. As described above, if Proposal No. 2 is approved, the number of shares of Common Stock available for issuance under the 2005 Equity Incentive Plan will be increased from 1,500,000 to 1,800,000, an increase of 300,000 shares. No participant in the 2005 Equity Incentive Plan may be granted Awards during any one fiscal year to purchase or with respect to more than 75,000 shares of Common Stock. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, without having been exercised in full, the unissued shares of Common Stock covered by such Award shall again be available for grant of Awards under the 2005 Equity Incentive Plan. If shares of Common Stock issued pursuant to the 2005 Equity Incentive Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the 2005 Equity Incentive Plan.

Subject to the terms of the 2005 Equity Incentive Plan, in the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, exchange of shares, liquidation, spin-off, split-up or other similar action, (i) the number and class of securities available for Awards under the 2005 Equity Incentive Plan and the per-participant share limit, (ii) the number and class of securities and vesting schedule for outstanding Awards and the exercise price per share subject to each outstanding Award, (iii) the repurchase price per share subject to repurchase and (iv) the terms of each outstanding Award, shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such an adjustment is appropriate.

Awards under the 2005 Equity Incentive Plan. Awards under the 2005 Equity Incentive Plan may take the form of stock options (either incentive stock options or non-qualified stock options), restricted stock and other stock-based awards, such as stock appreciation rights, phantom stock awards or stock units. Subject to certain restrictions set forth in the 2005 Equity Incentive Plan, the Committee has the complete and absolute authority to set the terms, conditions and provisions of each Award, including the size of the Award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration or extension of vesting and exercisability), the repurchase rights, and termination, cancellation and forfeiture provisions. Each Award under the 2005 Equity Incentive Plan shall be evidenced by a written instrument in such form as the Committee shall determine and may contain terms and conditions in addition to those set forth in the 2005 Equity Incentive Plan, provided that such terms and conditions do not contravene the provisions of the 2005 Equity Incentive Plan or applicable law. The terms of each type of Award need not be identical and the Committee need not treat participants uniformly. No Awards may be granted under the 2005 Equity Incentive Plan after May 2, 2015.

The Committee shall be subject to the following specific restrictions regarding the types and terms of specific Awards:

•	The terms and conditions of incentive stock options shall be subject to and comply with section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations thereunder.

•
No incentive stock option granted under the 2005 Equity Incentive Plan may be exercisable more than ten years after the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock).

•	Incentive stock options may be granted only to employees of the Company.

•	The exercise price for stock options must at least equal to the par value of the Common Stock.

•
The exercise price for incentive stock options must be at least equal the fair market value of the Common Stock on the date of grant, and, in the case of incentive stock option granted to the holders of more than ten percent of the Common Stock, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant.

The Committee will determine whether Awards granted pursuant to the 2005 Equity Incentive Plan are settled in whole or in part in cash, Common Stock, or such other lawful consideration as the Committee may deem appropriate. The Company may deduct from payments of any kind otherwise due a participant any federal, state or local taxes of any kind required to be withheld in connection with an Award. In the Committee’s discretion, tax obligations required to be withheld in respect of an Award may be paid in whole or in part in shares of Common Stock, including shares retained from such Award. The Committee will determine the effect on the Award of the death, disability, or retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

The Committee may grant Awards entitling participants to acquire shares of Common Stock, subject to (i) the delivery to the Company by the participant of a check in an amount at least equal to the par value of the shares of Common Stock purchased, and (ii) the right of the Company to repurchase all or part of such shares of Common Stock at their issue price or other stated or formula price from the participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period established by the Committee for such Award. These Awards are referred to as restricted stock awards. The Committee shall determine the terms and conditions of any such restricted stock award.

The Committee also has the right to grant other Awards based upon the Common Stock, such Awards having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares of Common Stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the participant to whom they are granted, except by will or the laws of descent and distribution, and during the life of the participant, shall be exercisable only by the participant; provided, however, that nonqualified stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the nonqualified stock option which are applicable to the participant.

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of the Company (as defined in the 2005 Equity Incentive Plan), the Committee shall in its sole discretion as to outstanding Awards (on the same basis or on different bases), take one or more of the following actions: (i) make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity; (ii) accelerate the date of exercise or vesting of such Awards or any installment of any such Awards; (iii) permit the exchange of all Awards for the right to participate in any stock option or other employee benefit plan of any successor corporation; and (iv) provide for the termination of any such Awards immediately prior to the consummation of the acquisition, provided that no such termination will be effective if the acquisition is not consummated. An “acquisition” is defined in the 2005 Equity Incentive Plan as any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in which the persons who were the beneficial owners of the outstanding Common Stock immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such transaction (other than as a result of a financing transaction); or any sale of all or substantially all of the capital stock or assets of the Company.

The Board of Directors may amend, suspend or terminate the 2005 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

New Plan Benefits

The granting of Awards under the 2005 Equity Incentive Plan is discretionary, and the Company cannot determine at this time the number or type of Awards to be granted in the future to any particular person or group.

Federal Income Tax Consequences

The following general discussion of the United States federal income tax consequences of Awards granted under the 2005 Equity Incentive Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations promulgated and proposed thereunder, existing public and private administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2005 Equity Incentive Plan or of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state, local or foreign tax laws. In addition, because tax consequences may vary and certain exceptions may apply depending upon personal circumstances of individuals, each participant should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to him or her. The 2005 Equity Incentive Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder generally will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a “disqualifying disposition” (as defined below) will be taxable as long-term capital gain.

A “disqualifying disposition” means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option when such disposition occurs within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of the shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, the holder will have ordinary income in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized on the disposition over (ii) the option exercise price. In addition, such holder would realize further gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise (in the case of a gain) or the option price (in the case of a loss). Such further gain or loss would be either a long-term or short-term capital gain or loss, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

In general, in the year of exercise of an incentive stock option, an option holder must compute the excess of the fair market value of the shares issued upon exercise over the exercise price and include this amount in the calculation of his or her alternative minimum taxable income. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of the tax to any particular option holder. However, an option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax. The alternative minimum tax rate is higher than the rate applicable to long-term capital gains.

The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option if the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable ordinary income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Nonqualified Stock Options. The recipient of a non-qualified stock option under the 2005 Equity Incentive Plan generally will not recognize any taxable income at the time the stock option is granted. Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the stock option was held.

Certain option holders are subject to Section 16(b) of the Exchange Act (“Section 16(b)”) upon their sale of shares of Common Stock. If an option holder is subject to Section 16(b), the date on which the fair market value of the shares is determined may be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined (the “Determination Date”) will be postponed to the earlier of (i) the date six months after the date the stock option was granted, or, if earlier, (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the stock option. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price.

The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the four other highest paid officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of the attainment of one or more performance goals and certain other requirements are satisfied.

In the case of a nonqualified stock option, an option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if shares received on the exercise of an incentive stock option are used to exercise a nonqualified stock option within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Restricted Stock Awards. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse, unless a Section 83(b) election is made. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after grant. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Other Awards. In the case of other Awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares and the Company will generally be entitled to a corresponding tax deduction.

Vote Required to Approve the Amendment to the 2005 Equity Incentive Plan

The affirmative vote of the holders of a majority of the holders of the Company's Common Stock present in person or by proxy at the Meeting and entitled to vote thereon is required for the approval of Proposal No. 2.

The Board of Directors recommends that stockholders vote FOR the amendment to the 2005 Equity Incentive Plan.

Equity Compensation Plan Information

The Company maintains a number of equity compensation plans for employees, officers, directors, and other entities and individuals whose efforts contribute to the Company’s success. The table below sets forth certain information as of the Company’s fiscal year ended December 31, 2009 regarding the shares of Common Stock available for grant or granted under the Company’s equity compensation plans.

	Number of		Number of securities
	securities to be	Weighted-average	remaining available
	issued upon	exercise price of	for future issuance
	exercise of	outstanding	under equity
Plan Category	outstanding options	options	compensation plans
Equity compensation plans approved by security holders	1,564,500	$2.52	174,500

Includes the following plans: 1999 Non-Qualified Stock Option Plan and 2005 Equity Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS

In April 2009, the Board of Directors approved the engagement of Mr. Wayne Fritzsche, the Company’s Chairman, as an investor relations consultant to the Company, with annual cash compensation of $60,000.  In connection with this engagement, Mr. Fritzsche resigned from the Company’s Audit Committee, both effective April 1, 2009.

On February 12, 2009, pursuant to the terms of a Securities Purchase Agreement entered into as of February 12, 2009 (the “Securities Purchase Agreement”), the Company closed a private placement to 35 accredited investors (“Private Placement”), pursuant to which the Company issued and sold an aggregate of 156,980 units, each unit consisting of (i) one share of a newly created series of preferred stock, designated “Series A Convertible Preferred Stock,” par value $0.01 per share (the “Series A Preferred Stock”), (ii) a warrant to purchase, at the purchaser’s election to be made within 7 days of the closing, either 10 shares of Company common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to $1.25 per share, with a term expiring 15 months after the date of closing (“15 Month Common Stock Warrant”), or one share of Series A Preferred Stock at an exercise price equal to $12.50 per share, with a term expiring 15 months after the date of closing (“15 Month Preferred Stock Warrant”); and (iii) a warrant to purchase 10 shares of Common Stock at an exercise price equal to $2.00 per share, with a term expiring 30 months after the date of closing (the “30 Month Common Stock Warrants”). The purchase price for each unit was $11.50 (the “Purchase Price”), resulting in aggregate gross proceeds to the Company of $1,805,270.

Mr. R. Wayne Fritzsche and Mr. J. Donald Payne, two of the Company’s directors, and each of Mr. Richard T. Schumacher, Mr. Matthew Potter, Dr. Nathan Lawrence, Dr. Edmund Ting, and Dr. Alexander Lazarev, the Company’s executive officers, participated in the Private Placement on the same terms as the other investors. Specifically, these directors and officers purchased the following number of units set forth opposite their names for the purchase price set forth opposite their names:

Name and Position	Number of Units Purchased	Purchase Price
R. Wayne Fritzsche, Chairman of the Board	21,931	$252,207
J. Donald Payne, Director	1,305	$15,008
Richard T. Schumacher, President and Chief Executive Officer	2,174	$25,001
Nathan P. Lawrence, PhD., Vice President of Marketing	522	$6,003
Alexander Lazarev, PhD., Vice President of Research and Development	435	$5,003
Matthew B. Potter, Vice President of Sales	130	$1,495
Edmund Y. Ting, PhD., Senior Vice President of Engineering	522	$6,003

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on the Company’s review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2009.

Other Proposed Action

The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

Proposals which stockholders intend to present at the Company's 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company no later than January 14, 2011. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in the Company’s proxy materials is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting.

Stockholders who wish to make a proposal at the Company’s 2011 Annual Meeting, other than one that will be included in the Company’s proxy materials, should notify the Company no later than March 27, 2011, unless the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, in which case the notice must be received a reasonable time before the Company sends its proxy materials for that meeting. If a proponent who wishes to present such a proposal at the 2011 Annual Meeting fails to notify the Company by the proper date, the proxies solicited by the Board of Directors, with respect to such 2011 Annual Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the 2011 Annual Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the 2011 Annual Meeting by submitting the name, qualifications, experience, and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. Generally, under the Company’s Bylaws, notice of such recommendations must be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the 2011 Annual Meeting no later than March 27, 2011. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the section of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and as filed with the SEC, are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.

PROXY
PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoints Richard T. Schumacher and Joseph Damasio, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2010 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Friday, June 25, 2010 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTOR AND FORTHE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

☒    Please indicate your vote below, as in this example.

Election of Directors - The Board of Directors recommends a vote FOR the election of the nominees as directors.

1. To elect the following nominees as Class II Directors:

		For	Withhold
01 -	J. Donald Payne	☐	☐

		For	Withhold
02 -	Alan D. Rosenson	☐	☐

2. To amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 1,500,000 to 1,800,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:

Signature:	Title:	Date: